EXHIBIT 99

NEWS BULLETIN


FOR FURTHER INFORMATION:

         POINT.360
         2777 NORTH ONTARIO STREET
         BURBANK, CA 91504
         Nasdaq:  PTSX

AT THE COMPANY:
Alan Steel
Executive Vice President
(818) 565-1443


FOR IMMEDIATE RELEASE - BURBANK, CA, February 24, 2005

    POINT.360 REPORTS $0.8 MILLION ($0.08 PER SHARE) FOURTH QUARTER 2004 PROFIT.

    o  Prior year fourth quarter income was $0.8 million ($0.08 per share).

    o Company delivers twelve-month net income of $1.9 million ($0.20 per share) before special charges; $1.2 million ($0.13 per share) after special charges. Comparable amounts in 2004 were net income of $3.7 million ($0.39 per share) before special charges; net income of $3.1 million ($0.33 per share) after special charges.

Point.360 (Nasdaq: PTSX), a leading provider of integrated media management services, today announced results for the three- and twelve-month periods ended December 31, 2004.

Haig S. Bagerdjian, the Company's Chairman, President and Chief Executive Officer, said: "In calendar 2004, Point.360 took major steps to solidify the Company's operations. We completed the acquisition of International Video Conversions, Inc., consolidated four media storage facilities into one, restructured our banking relationship to significantly improve cash flow, and settled several time - consuming and costly legal actions. We also strengthened our sales team by the late-2004 addition of experienced personnel. While the IVC acquisition and the new bank arrangement contributed positively to 2004's results, the other items, along with price erosion, reduced earnings when compared to the previous year. We expect better results in 2005."

REVENUES

Revenue for the fourth quarter ended December 31, 2004, totaled $17.5 million compared to $15.1 million in the same quarter of 2003. Revenues for the twelve months ended December 31, 2004 were $63.3 million, down 2% from $64.9 million in the 2003 period. The decline in 2004 is due to lower spot advertising distribution for studio film releases and the early 2003 completion of a large film re-mastering project which contributed to higher 2003 sales. The declines were offset by the additional revenues of $3.1 million and $6.5 for the three and twelve-month periods, respectively, from the July 1, 2004 acquisition of IVC.

GROSS MARGIN

In the fourth quarter of 2004, gross margin on sales was 38% compared to 39% in the prior year's fourth quarter.

For all of 2004, gross margin was 36% of sales compared to 39% the 2003 period. The Company achieved $22.8 million of gross profit in 2004 compared to $25.2 million in 2003. The decline in gross margins was due to lower spot distribution sales and duplicated rent associated with the new Media Center facility.

SELLING, GENERAL AND ADMINISTRATIVE AND OTHER EXPENSES

For the fourth quarter of 2004, SG&A expenses were $5.2 million, or 29% of sales, compared to $4.4 million, or 29% of sales in the fourth quarter of 2003. For all of 2004, SG&A was 30% of sales as compared to 27% in 2003. In the annual periods presented below, the write-off of deferred acquisition and financing and settlement costs related to the termination of the potential acquisition of three subsidiaries of Alliance Atlantis Communications, Inc. (Alliance) has been set forth separately. The Company wrote off approximately $1.0 million of such expenses in each of 2003 and 2004.

Interest expense decreased $0.1 million in the fourth quarter and $1.2 million for all of 2004 compared to the same periods of last year because of lower debt levels due to principal payments made since December 31, 2003 and the expiration of an interest rate swap contract in late 2003, offset partially by interest on new debt incurred for the purchase of IVC and real property in the third quarter of 2004.

During the quarter ended December 31, 2003, the Company realized a non-cash credit of $119,000 for changes in the fair value of a derivative interest rate swap contract between the beginning and end of that period and amortization of a cumulative-effect adjustment made in 2001. For all of 2003, the Company realized a non-cash credit of $611,000. These amounts were recorded as required by Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. The hedge contract expired in November 2003 and there were no further accounting charges or credits after that date.

OPERATING INCOME (A)

Operating income was $1.5 million in the fourth quarter of 2004, down $0.1 million from last year's fourth quarter. For all of 2004, operating income before special charges declined to $3.9 million from $7.8 million in 2003. The reduction was due to lower sales and duplicated rent associated with a new facility while the Media Center consolidation was completed. After the special charges, operating income for 2004 and 2003 was $2.8 million and $6.7 million, respectively.

NET INCOME (LOSS) (A)

For the fourth quarter of 2004, the Company reported net income of $0.8 million ($0.08 per share) compared to a net profit of $0.8 million ($0.08 per share) in the same period last year.

For all of 2004, the Company reported net income of $1.2 million ($0.13 per diluted share) compared to net income of $3.1 million ($0.33 per diluted share) last year. Income tax expense in 2004 was $0.8 million (a 39% effective rate); in 2003 the Company's tax expense was $2.1 million (a 40% effective rate).

EBITDA BEFORE SPECIAL CHARGES (A)

In the fourth quarter, the Company's EBITDA (earnings before interest, taxes, depreciation and amortization) was $3.2 million (18% of sales) compared to $3.1 million (21% of sales) in the 2003 period. For all of 2004, the Company's EBITDA before special charges was $9.8 million (15% of sales) compared to $13.9 million (21% of sales) in 2003. Special charges refer to the write-offs of deferred acquisition, financing and settlement costs.

The following table reconciles the Company's operating income, net income and EBITDA before special charges to the Company's net income which is the most directly comparable financial measure under Generally Accepted Accounting Principles ("GAAP").

                COMPUTATION OF OPERATING INCOME, NET INCOME AND
                       EBITDA BEFORE SPECIAL CHARGES (A)

                               THREE MONTHS ENDED                  YEAR ENDED
                                   DECEMBER 31,                    DECEMBER 31,
                              --------------------            --------------------
                              2003            2004            2003           2004
                              ----            ----            ----           ----
(in thousands)
Operating income             $ 1,576        $ 1,486          $  6,708       $  2,839
Add back:
   Special charge                  -              -             1,002          1,050
                             -------        -------          --------       --------
Operating income before
   special charges           $ 1,576        $ 1,486          $  7,710       $  3,894
                             =======        =======          ========       ========

Net income                   $   812        $   761          $  3,149       $  1,247
Add back:
   Special charges,
     net of tax benefit            -              -               605            641
                             -------        -------          --------       --------
Net income before
   special charges           $   812        $   761          $  3,754       $  1,888
                             =======        =======          ========       ========

Net income                   $   812        $   761          $  3,149       $  1,247
   Interest                      427            283             2,056            811
   Income taxes                  456            442             2,114            781
   Depreciation                1,453          1,738             5,464          5,876
   Amortization                    -              -                35              -
                             -------        -------          --------       --------
EBITDA                         3,148          3,224            12,818          8,715
    Special charges                -              -             1,043          1,050
                             -------        -------          --------       --------
EBITDA before
   special charges           $ 3,148        $ 3,224          $ 13,861       $  9,765
                             =======        =======          ========       ========

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (A)

The table below summarizes pro forma results for the three- and twelve-month periods ended December 31, 2003 and 2004, without the effects of (1) IVC's contribution and (2) the write-off of deferred Alliance acquisition, financing and settlement costs in 2003 and 2004. IVC was purchased on July 1, 2004. The Alliance write-off represents the costs of due diligence, legal, financing and the settlement of all matters related to the proposed acquisition of three subsidiaries of Alliance, which matters were finalized in 2004 (in thousands except per share amounts):

                                                                          QUARTER ENDED
                                ----------------------------------------------------------------------------------------------------
                                          DECEMBER 31, 2003                             DECEMBER 31, 2004
                                -------------------------------------     ----------------------------------------------------------
                                   PRO FORMA       (2)         GAAP          PRO FORMA       (1)          (2)          GAAP
                                   ---------       ---         ----          ---------       ---          ---          ----
Revenues                           $ 15,125     $            $ 15,125        $ 14,360     $  3,138     $      -     $ 17,498
Cost of goods sold                   (9,191)           -       (9,191)         (8,900)      (1,782)           -      (10,862)
                                   --------     --------     --------        --------     --------     --------     --------
Gross profit                          5,934            -        5,934           5,280        1,356            -        6,636
Selling, general and
  administrative expense             (4,358)           -       (4,358)         (4,527)        (623)           -       (5,150)

Write-off of deferred
  acquisition, financing
  and settlement costs                    -            -            -               -            -            -            -
                                   --------     --------     --------        --------     --------     --------     --------
Operating income                      1,576            -        1,576             753          733            -        1,486
Interest expense, net                  (427)           -         (427)           (205)         (78)           -         (283)
Derivative fair
  value change                          119            -          119               -            -            -            -
                                   --------     --------     --------        --------     --------     --------     --------
Income before
  income taxes                        1,268            -        1,268             548          655            -        1,203
Provision for income taxes             (456)           -         (456)           (201)        (241)           -         (442)
                                   --------     --------     --------        --------     --------     --------     --------
Net income                         $    812     $      -     $    812        $    347     $    414     $      -     $    761
                                   ========     ========     ========        ========     ========     ========     ========
Earnings per share:
    Basic                          $   0.09     $      -     $   0.09        $   0.04     $   0.04     $      -     $   0.08
    Diluted                        $   0.08     $      -     $   0.08        $   0.04     $   0.04     $      -     $   0.08
Weighted average shares
   outstanding - diluted              9,866        9,866        9,866           9,526        9,526        9,526        9,526
                                   ========     ========     ========        ========     ========     ========     ========

                                                                         YEAR ENDED
                                ----------------------------------------------------------------------------------------------------
                                          DECEMBER 31, 2003                             DECEMBER 31, 2004
                                -------------------------------------     ----------------------------------------------------------
                                   PRO FORMA       (2)         GAAP          PRO FORMA       (1)          (2)          GAAP
                                   ---------       ---         ----          ---------       ---          ---          ----
Revenues                           $ 64,900     $      -     $ 64,900        $ 56,864     $  6,480     $      -    $  63,344
Cost of goods sold                  (39,670)           -      (39,670)        (36,915)      (3,604)           -      (40,519)
                                   --------     --------     --------        --------     --------     --------     --------
Gross profit                         25,230            -       25,230          19,949        2,876            -       22,825
Selling, general and
  administrative expense            (17,479)           -      (17,479)        (17,632)      (1,304)           -      (18,936)

Write-off of deferred
  acquisition, financing
  and settlement costs                    -       (1,043)      (1,043)              -            -       (1,050)      (1,050)
                                   --------     --------     --------        --------     --------     --------     --------
Operating income (loss)               7,751       (1,043)       6,708           2,317        1,572       (1,050)       2,839
Interest expense, net                (2,056)           -       (2,056)           (655)        (156)           -         (811)
Derivative fair
  value change                          611            -          611               -            -            -            -
                                   --------     --------     --------        --------     --------     --------     --------
Income before
   income taxes                       6,306       (1,043)       5,263           1,662        1,416       (1,050)       2,028
Provision for income taxes           (2,552)         438       (2,114)           (645)        (545)         409         (781)
                                   --------     --------     --------        --------     --------     --------     --------
Net income                         $  3,754     $   (605)    $  3,149        $  1,017          871         (641)    $  1,247
                                   ========     ========     ========        ========     ========     ========     ========
Earnings per share:
    Basic                          $   0.41     $  (0.06)    $   0.35        $   0.11     $   0.10     $  (0.07)    $   0.14
    Diluted                        $   0.39     $  (0.06)    $   0.33        $   0.11     $   0.09     $  (0.07)    $   0.13
Weighted average shares
   outstanding - diluted              9,555        9,555        9,555           9,671        9,671        9,671        9,671
                                   ========     ========     ========        ========     ========     ========     ========

(1) Contribution of IVC.
(2) Write-off of deferred acquisition, financing and settlement costs.
----------------------------------------------------------------------

   (A) The consolidated statements of income, the measurements of operating income and net income before special charges and the effect of the IVC acquisition, and EBITDA before and after special charges do not represent the results of operations or cash generated from operating activities in accordance with generally accepted accounting principles
        (GAAP), are not to be considered as an alternative to the statements of income, operating income, net income or any other GAAP measurements as a measure of operating performance and are not necessarily indicative of cash available to fund all cash needs. Not all companies calculate such statistics in the same fashion and, therefore, the statistics may not be comparable to other similarly titled measures of other companies. Management believes that these computations provide useful information to investors because they illustrate the effect of acquisitions and special charges and/or are measures of the Company's operations before special charges and cash flow available to the Company to pay interest, repay debt, make acquisitions or invest in new technologies. The Company is currently committed to use a portion of its cash flows to service existing debt and, furthermore, anticipates making certain capital expenditures as part of its business plan.


ABOUT POINT.360

Point.360 is one of the largest providers of high definition and standard definition digital mastering, data conversion and video and film asset management services to owners, producers and distributors of entertainment and advertising content. Point.360 provides the services necessary to edit, master, reformat, archive and ultimately distribute its clients' film and video content, including television programming, spot advertising, feature films and movie trailers.

The Company delivers commercials, movie trailers, electronic press kits, infomercials and syndicated programming, by both physical and electronic means, to hundreds of broadcast outlets worldwide.

The Company provides worldwide electronic distribution, using fiber optics, satellites, and the Internet.

Point.360's interconnected facilities in Los Angeles, New York, Chicago, Dallas and San Francisco provide service coverage in each of the major U.S. media centers. Clients include major motion picture studios, advertising agencies and corporations.

FORWARD-LOOKING STATEMENTS

Certain statements in Point.360 press releases may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation (i) statements concerning the Company's projected revenues, earnings, cash flow and EBITDA; (ii) statements of the Company's management relating to the planned focus on internal growth and acquisitions; (iii) statements concerning reduction of facilities and actions to streamline operations; (iv) statements on actions being taken to reduce costs and improve customer service; and (v) statements regarding new business and new acquisitions. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expected or anticipated in the forward looking statements. In addition to the factors described in the Company's SEC filings, including its quarterly reports on Form 10-Q and its annual reports on Form 10-K, the following factors, among others, could cause actual results to differ materially from those expressed herein: (a) lower than expected net sales, operating income and earnings; (b) less than expected growth; (c) actions of competitors including business combinations, technological breakthroughs, new product offerings and marketing and promotional successes; (d) the risk that anticipated new business may not occur or be delayed; (e) the risk of inefficiencies that could arise due to top-level management changes and (f) general economic and political conditions that adversely impact the Company's customers' willingness or ability to purchase or pay for services from the Company. The Company has no responsibility to update forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release.